UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 30, 2006

McKesson Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-13252	943207296
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

McKesson Plaza, One Post Street, San Francisco, California		94104
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	415-983-8300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

McKesson Corporation (the "Company") today reported that on March 23, 2006, in the previously disclosed consolidated securities class action pending in the United States District Court for the Northern District of California, "In re McKesson HBOC, Inc. Securities Litigation", No. C99-20743 RMW (the "Class Action"), Defendant Bear, Stearns & Co., Inc. ("Bear Stearns") filed an appeal to the United States Court of Appeals for the Ninth Circuit of the Final Judgment and Order of Dismissal entered on February 24, 2006, in the Class Action (the "Judgment"), which finally approved the settlement. In general, the appeal by Bear Stearns challenges certain provisions of the settlement that restrict Bear Stearns' ability to bring certain claims in the future against the Company, HBOC or certain other persons released in the settlement, on the grounds that those provisions either violate federal law or are unfair to Bear Stearns as a non-settling defendant. The Company believes that Bear Stearns' appeal is without merit, in part because the positions urged by Bear Stearns on appeal were twice rejected by the district court. If Bear Stearns' appeal is successful, Bear Stearns may be permitted to pursue certain future claims against the Company that arise from Bear Stearns' liability, if any, related to its conduct in connection with McKesson's January 1999 acquisition of HBOC that Bear Stearns would not be permitted to pursue under the Judgment and the Stipulation of Settlement. However, the outcome of the Bear Stearns appeal will not affect the Company's right and ability to enjoy the other benefits of the settlement, including the releases of the Company, HBOC and the Defendants' Released Persons (as that term is defined in the Stipulation of Settlement) by the members of the settlement class.

Separately, the Company today reported that on March 30, 2006, the Company paid approximately $960,500,000.00 into an escrow account established by Lead Plaintiff in connection with the settlement of the Class Action, in accordance with the Judgment and the Stipulation of Settlement between the Company and Lead Plaintiff. This is the final payment of all amounts due from the Company under the settlement. Any distribution of the funds deposited into the escrow account to class members is subject to prior court approval.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McKesson Corporation

March 30, 2006	By:	Laureen Seeger

Name: Laureen Seeger
Title: Executive Vice President, General Counsel and Secretary